                                                  EXHIBIT 25



               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM T-1
                           _________

              STATEMENT OF ELIGIBILITY UNDER THE
                TRUST INDENTURE ACT OF 1939 OF A
            CORPORATION DESIGNATED TO ACT AS TRUSTEE

        Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) __


              STATE STREET BANK AND TRUST COMPANY
      (Exact name of trustee as specified in its charter)

          Massachusetts               04-1867445
  (Jurisdiction of incorporation     (I.R.S. Employer
   or organization if not a U.S.      Identification No.)
   national bank)


      225 Franklin Street, Boston, Massachusetts        02110
       (Address of principal executive offices)      (Zip Code)

Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
       225 Franklin Street, Boston, Massachusetts  02110
                         (617) 664-3253
   (Name, address and telephone number of agent for service)


                 MASSACHUSETTS ELECTRIC COMPANY
       (Exact name of obligor as specified in its charter)

          MASSACHUSETTS                 04-1988940
  (State or other jurisdiction of    (I.R.S. Employer
   incorporation or organization)    Identification No.)

                       25 Research Drive
                Westborough, Massachusetts 01582
      (Address of principal executive offices)  (Zip Code)

                      First Mortgage Bonds
                (Title of indenture securities)

GENERAL


Item 1.   General Information.

  Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

            Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

            Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

            Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with Obligor.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

          (See note on page 2.)

Item 3. through Item 15.                Not applicable.

Item 16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     1. A copy of the articles of association of the trustee as now in effect.

            A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
            Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

            A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

            A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of

            Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

            A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

     5. A copy of each indenture referred to in Item 4. if the obligor is in default.

            Not applicable.

     6. The consents of United States institutional trustees required by
        Section 321(b) of the Act.

            The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                             NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                           SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 17th day of February 1998.

                      STATE STREET BANK AND TRUST COMPANY

                           s/Daniel Golden

                      By: _________________________________
                              Daniel Golden
                              Assistant Vice President

                           EXHIBIT 6

                     CONSENT OF THE TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Massachusetts Electric Company of its First Mortgage Bonds, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                      STATE STREET BANK AND TRUST COMPANY

                            s/Daniel Golden

                      By: _________________________________
                              Daniel Golden
                              Assistant Vice President

Dated: February 17, 1998

                            EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business September 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).

                                                    Thousands of
                                                      Dollars
                                                    ------------
ASSETS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin         1,380,475
     Interest-bearing balances                                  8,821,855
Securities                                                     10,461,989
Federal funds sold and securities purchased
     under agreements to resell in domestic offices
     of the bank and its Edge subsidiary                        6,085,138
Loans and lease financing receivables:
     Loans and leases, net of unearned income        5,597,831
     Allowance for loan and lease losses                79,416
     Allocated transfer risk reserve                         0
     Loans and leases, net of unearned income and
       allowances                                               5,518,415
Assets held in trading accounts                                   917,895
Premises and fixed assets                                         390,028
Other real estate owned                                               779
Investments in unconsolidated subsidiaries                         34,278
Customers' liability to this bank on acceptances outstanding                           83,470
Intangible assets                                                 227,659
Other assets                                                    1,969,514
                                                               ----------

Total assets                                                   35,891,495
                                                               ==========

LIABILITIES

Deposits:
     In domestic offices                                        8,095,559
       Noninterest-bearing                           5,962,025
       Interest-bearing                              2,133,534
     In foreign offices and Edge subsidiary                    14,399,173
       Noninterest-bearing                              86,798
       Interest-bearing                             14,312,375
Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices
     of the bank and of its Edge subsidiary                     7,660,881
Demand notes issued to the U.S. Treasury and Trading
  Liabilities                                                   1,107,552
Other borrowed money                                              589,733
Subordinated notes and debentures                                       0
Bank's liability on acceptances executed and
  outstanding                                                      85,600
Other liabilities                                               1,830,593

Total liabilities                                              33,769,091
                                                               ----------

EQUITY CAPITAL
Perpetual preferred stock and related surplus                           0
Common stock                                                       29,931
Surplus                                                                               437,183
Undivided profits and capital reserves/Net
  unrealized holding gains (losses)                             1,660,158
Cumulative foreign currency translation adjustments               (4,868)
Total equity capital                                            2,122,404
                                                               ----------

Total liabilities and equity capital                           35,891,495

I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                   Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


                                   David A. Spina
                                   Marshall N. Carter
                                   Truman S. Casner